UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, DC 20549

                                 FORM 8-K

                              CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act


                      Date of Report: August 22, 2006
                     (Date of Earliest Event Reported)



                         SPINDLETOP OIL & GAS CO.
          (Exact name of registrant as specified in its charter)


            Texas                    0-18774                75-2063001
(State or other jurisdiction   (Commission File No.)   (IRS Employer or ID #)
	of incorporation or organization)


                       12850 Spurling Rd., Suite 200
                           Dallas, Texas  75230
                 (Address of principal executive offices)


                              (972) 644-2581
           (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions


[     ]     Written communications pursuant to rule 425 under the Securities
            Act (17 CFR 230.425)

[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange
            Act (17 CFR 240.14a-12)

[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





Section 1 - Registrant's Business and Operations

Item 1.01      Entry into a Material Definitive Agreement

Spindletop Oil & Gas Co. ("Spindletop") and Giant Energy Corp. ("Giant") entered into a Farmout and Exploration Agreement dated August 22, 2006,
(the "Agreement") with Williams Production-Gulf Coast Company, L.P. ("Williams"). Giant is the owner of 76% of the shares of Common Stock of Spindletop and Giant is 100% owned by Chris Mazzini, President of Spindletop.

The Agreement covers approximately 11,500 acres of leasehold interest held by either Spindletop or Giant in Parker, Wise, Johnson, Hood, Erath, Jack, Clay and Palo Pinto Counties, Texas. The Agreement will give Williams an exclusive option, but not an obligation, to drill horizontal wells on the acreage into the Barnett Shale formation. The Agreement is a drill to earn arrangement whereby Williams will earn an interest in the leasehold interest by carrying either Spindletop or Giant (whichever is the owner of the leasehold) for a working interest in a certain number of horizontal Barnett Shale wells. During the drilling and completion phase of each well, and any further wells jointly drilled under the Agreement, Williams, or any affiliate of Williams, shall be Operator and shall remain as Operator for a period of ninety (90) days after the date of first oil or gas sales under the Agreement. Williams shall transfer operatorship to Spindletop or Giant at the conclusion of the Williams operation period for each well.

Although the Agreement provides for obligations that are material to and enforceable against Spindletop, Williams has until October 21, 2006 (60 days from execution of the Agreement) to conduct a due diligence review of title, environmental and seismic records of the leases. If on or before October 21, 2006, Williams determines it does not want to proceed with the Agreement for any reason whatsoever, Williams is to give Spindletop and Giant written notice of termination of the Agreement, which shall be the effective on the date of such notice. In the event the Agreement is terminated by Williams during the due diligence period, Spindletop or Giant will not receive any compensation from Williams.


















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                                Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                                         SPINDLETOP OIL & GAS CO.
                                         (Registrant)


Date:  August 25, 2006                   By: /s/ Chris G. Mazzini
                                         Chris G. Mazzini
                                         President, Principal
                                           Executive Officer



Date:  August 25, 2006                   By: /s/ Michelle H. Mazzini
                                         Michelle H. Mazzini
                                         Secretary



Date:  August 25, 2006                   By: /s/ Robert E. Corbin
                                         Robert E. Corbin
                                         Controller, Principal
                                           Financial Officer























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